SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    ---------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     July 17, 1997



                                  FANSTEEL INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       1-8676             36-1058780
(State or other jurisdiction            (Commission         (IRS Employer
      of incorporation)                File Number)       Identification No.)


   NUMBER ONE TANTALUM PLACE, NORTH CHICAGO, ILLINOIS           60064
       (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (847)689-4900

Item 1.     CHANGES IN CONTROL OF REGISTRANT.

            (a);(b) On July 17, 1997, Thomas Mellon Evans, Sr. died. At the time of his death, Mr. Evans owned 4,050,786 shares (the "Shares") of the Registrant's Common Stock, which represented 47.11% of the Registrant's outstanding Common Stock. Mr. Evans' Last Will and Testament dated April 7, 1994 (the "Will") names as executors his wife, Betty Barton Evans; one of his sons, Thomas M. Evans, Jr.; and The Putnam Trust Company of Greenwich. The executors would be empowered to act for the estate by majority vote, and accordingly would share both voting and dispositive power with respect to the Shares.

            The Will has been submitted for probate in Connecticut but has not yet been accepted for probate by the court. Upon acceptance of the Will for probate, beneficial ownership of the Shares would be transferred to the named executors who agree to serve and are appointed. To the knowledge of the Registrant, none of the named executors beneficially owns any additional shares of the Registrant's Common Stock, except that Betty B. Evans is the beneficial owner of an additional 15,116 shares.

            This Current Report on Form 8-K is being filed on behalf of the Registrant to satisfy its obligations under the federal securities laws. Neither the Registrant nor any other person should be regarded as having reached any conclusion regarding whether a change in control of the Registrant has occurred for any other purpose.


                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



August 1, 1997                      By: /s/ W. D. Jarosz
                                       ----------------------------
                                          W. D. Jarosz
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer